Exhibit 99.1

Contact:                                                Bob Kneeley

303-495-1245

bob.kneeley@evhc.net

Envision Healthcare Reports Strong 2016 First Quarter Results:

Adjusted EBITDA of $152 million, Adjusted EPS of $0.28

Company Raises 2016 Financial Outlook

Greenwood Village, Colo. — May 5, 2016 — Envision Healthcare Holdings, Inc. (Envision or Company) (NYSE: EVHC) reported results from operations for the three months ended March 31, 2016, and is increasing its 2016 financial outlook.  All comparisons included in this release are for the 2016 period to the comparable 2015 period, unless otherwise noted.

Financial Highlights:

•                  Net revenue of $1.6 billion increased by 28%;

•                  Adjusted EBITDA of $151.6 million increased by 18%;

•                  Adjusted diluted earnings per share (EPS) was $0.28;

•                  Net income was $26.9 million and GAAP diluted EPS was $0.14;

•                  Cash flow from operations of $89.6 million increased by 98%; and

•                  2016 Outlook for Adjusted EBITDA and Adjusted EPS increases to $725 million to $750 million, and $1.46 to $1.54, respectively.

“We reported strong top-line growth across all of Envision’s business units as we continue to expand the breadth of our services to advance our integrated care delivery strategy while expanding our geographic presence to new markets,” said William A. Sanger, chairman, president and chief executive officer of Envision.  “We are pleased with the progress we have made, and will continue to make, in achieving targeted operational improvement, integrating acquisitions, and advancing new care delivery models.  We expect our efforts will yield continued improvement throughout 2016.”

Results of Operations for the First Quarter of 2016

Envision generated net revenue of $1.60 billion, an increase of 28.4% from $1.24 billion, primarily as a result of contributions from acquisitions completed during recent periods.  Acquisition-related growth was 21.9% and organic growth was 6.5% in the first quarter.

Adjusted EBITDA of $151.6 million increased by 17.6%, from $128.9 million. Adjusted EBITDA margin was 9.5%, which compares with 10.4% for the prior-year period and was primarily impacted by new business starts and recent acquisitions with lower initial margins.

Adjusted EPS for the quarter was $0.28, and compares to $0.26 for the prior-year period.  On a GAAP basis, Envision earned $0.14 per fully diluted share, compared to $0.17 for the prior-year period.

Segment Results for the First Quarter of 2016

Envision operates two business segments: EmCare Holdings (EmCare), the Company’s physician-led facility-based and post-acute care services segment, and American Medical Response (AMR), the Company’s healthcare transportation services segment.

EmCare

EmCare’s net revenue was $1.01 billion, an increase of 22.8% that included contributions from acquisitions of 14.6% and organic revenue growth of 8.2%.

EmCare’s organic revenue growth consisted of 5.2% same-store and 3.0% related to net new contracts.  Net new contract growth of 3.0% for the EmCare segment was attributable to new Evolution Health business.

Same-store revenue growth calculated on a comparable same-store revenue basis was 6.8% consisting of patient volume growth of 6.9%, offset by a same-store rate decline of 0.1%.  EmCare’s same-store emergency department volume grew by 4.2%, with a higher rate of volume growth for hospitalist and radiology services.

EmCare’s Adjusted EBITDA for the first quarter of 2016 was $87.3 million, an increase of 13.3%.  Adjusted EBITDA margin of 8.6% declined from 9.3% from the prior-year period as a result of new start-up business at Evolution Health.  Excluding EmCare’s post-acute services provided through Evolution Health, EmCare’s Adjusted EBITDA margin increased by 30 basis points, to 9.7% compared to the prior-year period, as revenue and Adjusted EBITDA grew by 15.1% and 18.4%, respectively.  Margins and profitability for Evolution Health are expected to improve as contracts mature.

AMR

AMR’s net revenue for the first quarter of 2016 was $584.7 million, an increase of 39.4% from $419.4 million in the prior-year period.  Acquisition-related growth was 36.3% and organic growth was 3.1%.  AMR’s same-market revenue growth was 2.4%, which was comprised of 4.5% volume growth, offset by a 2.1% rate decline due to an increase in the percentage of non-emergency transports from new health system relationships, and changes to the service model in one of AMR’s contracts.  Revenue growth associated with net new contracts was 0.7%.

AMR’s Adjusted EBITDA of $64.3 million increased by 24.1%, from $51.8 million.  Adjusted EBITDA was 11.0% of revenue for the first quarter of 2016, which compares with 12.3% of revenue for the prior-year period.  Adjusted EBITDA margin was primarily impacted by AMR’s acquisition of Rural/Metro Corporation during the fourth quarter of 2015, which has lower initial margins than AMR, impacting blended margin.  AMR anticipates margin improvement throughout 2016 as the acquisition is integrated into its operations and anticipated synergies are realized.

Envision Cash Flows and Balance Sheet for the First Quarter of 2016

Envision generated cash flow from operations of $89.6 million, an increase of 97.8% from the prior-year period.  Cash flow improved as a result of lower days sales outstanding, which declined by two days year-over-year and by three days on a sequential basis.  Adjusted free cash flow of $62.9 million increased by 69.4% from the prior year. Adjusted free cash flow was impacted by higher capital expenditures from the prior-year period related to investments to support new business at AMR, as well as the Rural/Metro acquisition.

At March 31, 2016, Envision had $191.7 million of cash and equivalents, and total debt was $3.0 billion.

Outlook

Envision Healthcare is raising its outlook for 2016.  Envision now expects to generate Adjusted EBITDA of $725 million to $750 million for 2016, and Adjusted EPS of $1.46 to $1.54.

Conference Call

Envision management will host a conference call today, Thursday, May 5, 2016, at 5 p.m. Eastern Time, to discuss the Company’s financial results.  Interested participants may listen to the call by dialing 800-857-6175, or 517-623-4852 for international callers, and referencing participant code 909712.  A replay of the conference call will be available approximately one hour after the call ends through June 5, 2016, at 888-567-0422, or 203-369-3440 for international callers.  An audio file will also be archived for 30 days on the investor relations section of the Company’s website at investor.evhc.net.

About Envision Healthcare Holdings, Inc.

Envision Healthcare Holdings, Inc., offers an array of physician-led healthcare-related services to consumers, hospitals, healthcare systems, health plans and local, state and national government entities. The organization provides care across a broad patient continuum via American Medical Response, Inc. (AMR), EmCare Holdings, Inc. (EmCare) and Evolution Health, LLC (Evolution Health). AMR provides community-based healthcare transportation services, including emergency (‘911’), non-emergency, managed transportation, air ambulance and disaster response. EmCare’s integrated facility-based physician services include emergency, anesthesiology, hospitalist/inpatient care, radiology, tele-radiology and surgery. Evolution Health’s innovative and comprehensive care coordination solutions result in improved patient care delivery across a number of healthcare settings.   Envision Healthcare is headquartered in Greenwood Village, Colorado. For additional information, visit www.evhc.net.

Forward-Looking Statements

Certain statements and information in this press release may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our 2016 Adjusted EBITDA and Adjusted EPS guidance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in our filings with the Securities and Exchange Commission from time to time, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Factors that could cause future results to differ materially from those provided in this press release include, but are not limited to: decreases in our revenue and profit margin under our fee-for-service contracts; failure to implement our business strategies, the loss of existing contracts; failure to accurately assess costs under new contracts; our ability to integrate acquisitions; competition in markets we serve; the cost of required capital expenditures; retention of our senior management; our ability to maintain or implement information systems; the impact of labor union representation; failure to comply with extensive and complex government regulation of our industry; the impact of changes in the healthcare sector; our ability to service our debt obligations; and other factors discussed in our filings with the Securities and Exchange Commission.  Any forward-looking statements herein are made as of the date of this press release, and we undertake no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.

Non-GAAP Financial Measures Description and Reconciliation

This press release includes presentations of Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted EPS.  These are financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP).  These non-GAAP measures may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is defined as net income (loss) before equity in earnings of unconsolidated subsidiary, income tax benefit (expense), loss on early debt extinguishment, other income (expense), net, realized gains (losses) on investments, interest expense, net, equity-based compensation expense, transaction costs related to acquisition activities, restructuring and other charges, adjustment to net loss (income) attributable to non-controlling interest due to deferred taxes, and depreciation and amortization expense.  Adjusted Free Cash Flow is defined as cash flow from operations adjusted for cash used in non-acquisition related investing activities and certain out-of-period or non-recurring cash payments.  Adjusted EPS is defined as diluted earnings per share adjusted for expenses related to the Company’s secondary offerings, amortization expense, equity-based compensation expense, restructuring and other charges, severance and related costs, loss on early debt extinguishment, and transaction costs related to acquisition activities, net of an estimated tax benefit.

These non-GAAP measures are used by management and investors as performance measures or liquidity indicators. The items excluded from these non-GAAP measures are important in understanding the Company’s financial performance, and should not be considered in isolation of, or as an alternative to, GAAP financial measures. Reconciliations of non-GAAP financial measures are provided in the tables included in this press release.  Reconciliation for the forward-looking full-year 2016 Adjusted EBITDA and Adjusted EPS projections presented herein is not being provided, as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Envision Healthcare Holdings, Inc.

Consolidated Statements of Operations and Other Information

(unaudited; in thousands, except shares, per share data and other information)

	Quarter ended March 31,
	2016	2015

Net revenue	$1,597,546	$1,244,502
Compensation and benefits	1,123,873	907,657
Operating expenses	253,215	151,726
Insurance expense	37,420	35,526
Selling, general and administrative expenses	37,990	26,449
Depreciation and amortization expense	57,433	39,881
Restructuring and other charges	106	—
Income from operations	87,509	83,263
Interest income from restricted assets	363	130
Interest expense, net	(38,883)	(26,687)
Realized gains (losses) on investments	15	—
Other income (expense), net	722	(332)
Income (loss) before income taxes and equity in earnings of unconsolidated subsidiary	49,726	56,374
Income tax benefit (expense)	(19,392)	(22,516)
Equity in earnings of unconsolidated subsidiary	132	72
Net income (loss)	30,466	33,930
Less: Net (income) loss attributable to noncontrolling interest	(3,616)	(555)
Net income (loss) attributable to Envision Healthcare Holdings, Inc.	26,850	33,375

Basic earnings per common share	$0.14	$0.18
Diluted earnings per common share	$0.14	$0.17
Weighted average common shares outstanding, basic	187,047,309	184,586,249
Weighted average common shares outstanding, diluted	191,930,811	191,241,676

Other Information
EmCare weighted patient encounters	4,718,515	4,196,859
AMR weighted transports	1,184,956	824,464

Earnings Per Share Reconciliation

	Quarter ended March 31,
	2016	2015
Weighted average common shares outstanding, diluted	191,930,811	191,241,676

Net income (loss) attributable to Envision Healthcare Holdings, Inc. Stockholders	$26,850	$33,375
Net income (loss) allocated to participating securities	69	—
Net income (loss) attributable to Envision Healthcare Holdings, Inc. common stockholders	$26,781	$33,375
Adjustments:
Other expense related to secondary offering/other filings, net of tax of $(145) for quarter 2015	—	187

Amortization expense, net of tax of $(12,234) and $(9,680) for quarter 2016 and 2015, respectively	19,877	12,495

Equity-based compensation expense, net of tax of $(871) and $(591) for quarter 2016 and 2015, respectively	1,414	762

Restructuring and other charges, net of tax of $(40) for quarter 2016	66	—

Severance and related costs, net of tax of $(694) and $(740) for quarter 2016 and 2015, respectively	1,128	954

Transaction costs related to acquisition activities, net of tax of $(2,167) and $(1,353) for quarter 2016 and 2015, respectively	3,519	1,747
Net income (loss) attributable to Envision Healthcare Holdings, Inc., adjusted	$52,785	$49,520
Adjusted EPS	$0.28	$0.26

Envision Healthcare Holdings, Inc.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

(unaudited; in thousands)

	Quarter ended March 31,
	2016	2015
Envision
Adjusted EBITDA	$151,588	$128,866
Depreciation and amortization expense	(57,433)	(39,881)
Restructuring and other charges	(106)	—
Interest income from restricted assets	(363)	(130)
Transaction costs	(5,686)	(3,100)
Severance and related costs	(1,822)	(1,694)
Equity-based compensation expense	(2,285)	(1,353)
Net income (loss) attributable to noncontrolling interest	3,616	555
Income from operations	87,509	83,263
Interest income from restricted assets	363	130
Interest expense, net	(38,883)	(26,687)
Realized gains (losses) on investments	15	—
Other income (expense), net	722	(332)
Income tax benefit (expense)	(19,392)	(22,516)
Equity in earnings of unconsolidated subsidiary	132	72
Net (income) loss attributable to noncontrolling interest	(3,616)	(555)
Net income (loss) attributable to Envision Healthcare Holdings, Inc.	$26,850	$33,375

Envision Healthcare Holdings, Inc.

Reconciliation of Segment Adjusted EBITDA to Income from Operations

(unaudited; in thousands)

	Quarter ended March 31,
	2016	2015
EmCare
Net revenue	$1,012,848	$825,108
Compensation and benefits	789,664	676,301
Operating expenses	93,344	38,006
Insurance expense	22,484	23,341
Selling, general and administrative expenses	21,278	14,756
Interest income from restricted assets	(252)	(19)
Transaction costs	(2,914)	(3,094)
Severance and related costs	(603)	(1,224)
Equity-based compensation expense	(1,097)	(609)
Net income (loss) attributable to noncontrolling interest	3,616	555
Adjusted EBITDA	87,328	77,095
Depreciation and amortization expense	(26,991)	(20,529)
Restructuring and other charges	(106)	—
Interest income from restricted assets	(252)	(19)
Transaction costs	(2,914)	(3,094)
Severance and related costs	(603)	(1,224)
Equity-based compensation expense	(1,097)	(609)
Net income (loss) attributable to noncontrolling interest	3,616	555
Income from operations	$58,981	$52,175

AMR
Net revenue	$584,698	$419,394
Compensation and benefits	334,209	231,356
Operating expenses	159,871	113,720
Insurance expense	14,936	12,185
Selling, general and administrative expenses	16,712	11,693
Interest income from restricted assets	(111)	(111)
Transaction costs	(2,772)	(6)
Severance and related costs	(1,219)	(470)
Equity-based compensation expense	(1,188)	(744)
Adjusted EBITDA	64,260	51,771
Depreciation and amortization expense	(30,442)	(19,352)
Interest income from restricted assets	(111)	(111)
Transaction costs	(2,772)	(6)
Severance and related costs	(1,219)	(470)
Equity-based compensation expense	(1,188)	(744)
Income from operations	$28,528	$31,088

Envision
Net revenue	$1,597,546	$1,244,502
Compensation and benefits	1,123,873	907,657
Operating expenses	253,215	151,726
Insurance expense	37,420	35,526
Selling, general and administrative expenses	37,990	26,449
Interest income from restricted assets	(363)	(130)
Transaction costs	(5,686)	(3,100)
Severance and related costs	(1,822)	(1,694)
Equity-based compensation expense	(2,285)	(1,353)
Net income (loss) attributable to noncontrolling interest	3,616	555
Adjusted EBITDA	151,588	128,866
Depreciation and amortization expense	(57,433)	(39,881)
Restructuring and other charges	(106)	—
Interest income from restricted assets	(363)	(130)
Transaction costs	(5,686)	(3,100)
Severance and related costs	(1,822)	(1,694)
Equity-based compensation expense	(2,285)	(1,353)
Net income (loss) attributable to noncontrolling interest	3,616	555
Income from operations	$87,509	$83,263

Envision Healthcare Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$191,657	$141,677
Trade and other accounts receivable, net	1,296,320	1,257,021
Other current assets	214,535	199,729
Total current assets	1,702,512	1,598,427
Non-current assets:
Property, plant and equipment, net	351,469	335,869
Goodwill and intangible assets, net	4,319,336	4,323,564
Other long-term assets	95,421	95,712
Total assets	$6,468,738	$6,353,572

Liabilities and Equity
Current liabilities	$783,993	$705,980
Long-term debt and capital lease obligations	2,954,829	2,958,481
Long-term deferred tax liabilities	391,248	369,110
Insurance reserves and other long-term liabilities	304,122	318,560
Total liabilities	4,434,192	4,352,131
Total equity	2,034,546	2,001,441
Total liabilities and equity	$6,468,738	$6,353,572

Note:  Certain prior period balances in the consolidated balance sheets have been reclassified to conform to the current year presentation. Such reclassifications had no impact on the results of operations or cash flows previously reported.

Envision Healthcare Holdings, Inc.

Condensed Consolidated Statements of Cash Flows and Reconciliation of Net Cash Provided by (Used in)

Operating Activities to Adjusted Free Cash Flow

(unaudited; in thousands)

	Quarter ended March 31,
	2016	2015
Cash Flows from Operating Activities
Net income (loss)	$30,466	$33,930
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization and other	63,188	43,682
Excess tax benefits from equity-based compensation	(1,130)	(10,945)
Deferred income taxes	8,575	520
Changes in operating assets/liabilities, net of acquisitions:
Trade and other accounts receivable, net	(37,953)	(56,224)
Parts and supplies inventory	348	(122)
Prepaids and other current assets	(23,603)	6,837
Accounts payable and accrued liabilities	50,958	21,688
Insurance reserves	(1,698)	4,745
Other assets and liabilities, net	467	1,204
Net cash provided by (used in) operating activities	89,618	45,315

Cash Flows from Investing Activities
Purchases of available-for-sale securities	(8)	(472)
Sales and maturities of available-for-sale securities	1,448	200
Purchases of property, plant and equipment	(39,121)	(13,507)
Proceeds from sale of property, plant and equipment	28	44
Acquisition of businesses, net of cash received	(6,686)	(498,283)
Net change in insurance collateral	10,075	(4,508)
Other investing activities	(301)	(912)
Net cash provided by (used in) investing activities	(34,565)	(517,438)

Cash Flows from Financing Activities
Borrowings under the ABL Facility	70,000	285,000
Repayments of the ABL Facility	(70,000)	(50,000)
Repayments of the Term Loan	(5,843)	(3,343)
Debt issuance costs	(703)	(27)
Proceeds from stock options exercised and issuance of shares under employee stock purchase plan and provider stock purchase plan	689	3,548
Excess tax benefits from equity-based compensation	1,130	10,945
Contributions from (distributions to) non-controlling interest, net	—	100
Other financing activities	(346)	(120)
Net cash provided by (used in) financing activities	(5,073)	246,103

Change in cash and cash equivalents	49,980	(226,020)
Cash and cash equivalents, beginning of period	141,677	318,895
Cash and cash equivalents, end of period	$191,657	$92,875

Operating and non-acquisition investing cash flow	$61,739	$26,160

Non-recurring cash flow adjustments:
Excess tax benefits from equity-based compensation	1,130	10,945

Adjusted Free Cash Flow	$62,869	$37,105